Securities and Exchange Commission
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported)

                              April 23, 1996


                       AIRBORNE FREIGHT CORPORATION
            (Exact name of registrant as specified in Charter)

Delaware                    1-6512                 91-0837469
- ----------                ----------               ----------
State or Other            Commission               IRS Employer
Jurisdiction of           File Number              Identification Number
Incorporation



       3101 Western Avenue, P.O. Box 662, Seattle, Washington  98111
                  Address of Principal Executive Offices


            Registrant's Telephone Number Including Area Code:

                               (206)285-4600

ITEM 5 - OTHER MATERIALLY IMPORTANT EVENTS

     The annual meeting of Airborne Freight Corporation ("Airborne" or the "Company") was held at the Cascade II Room of the Westin Hotel, 1900 Fifth Avenue, Seattle, Washington 98101 on April 23, 1996, at which a total of 19,844,476 shares were represented at the meeting comprising 93.94% of the outstanding shares of the Company entitled to vote at the meeting on the record date (February 26, 1996). The following directors were duly elected to serve for terms ending in 1999, in each case by an affirmative vote in excess of 93.76% of the outstanding shares entitled to vote at the meeting:

                    Robert G. Brazier
                    James H. Carey
                    Andrew B. Kim

     The following are continuing directors with terms expiring as indicated:

                    Terms Expiring in 1997
                    ----------------------
                    Robert S. Cline
                    Richard M. Rosenberg
                    Willima Swindells


                    Terms Expiring in 1998
                    ----------------------
                    Andrew F. Brimmer
                    Harold M. Messmer, Jr.
                    Andrew V. Smith

     The shareholders, by an affirmative vote of 93.73% of the outstanding shares and 99.78% of the shares represented at the meeting, approved the selection of Deloitte & Touche LLP as external auditors for the current year.

     The Airborne Board of Directors on the same date, April 23, 1996, reelected all existing executive officers, including Robert S. Cline as Chairman and Chief Executive Officer and Robert G. Brazier as President and Chief Operating Officer.

     The Board of Directors, in addition to declaring a quarterly cash dividend of $.075 per share on the Common Stock of the Company payable on May 21, 1996 to shareholders of record on May 7, 1996, declared the regular 6.9% Preferred Dividend payable June 15, 1996, to shareholders of record as of June 1, 1996.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AIRBORNE FREIGHT CORPORATION



                                        By: /s/ David C. Anderson
                                        --------------------------
                                        David C. Anderson
                                        Corporate Secretary/Counsel

DATED May 6, 1996.